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                                                                    Exhibit 11.1



                   ARBOR HEALTH CARE COMPANY AND SUBSIDIARIES

                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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




                                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30                          SEPTEMBER 30
                                                          ---------------------------------      ------------------------------
                                                              1996                1997               1996              1997
                                                          -------------       -------------      ------------      ------------

Net income (1)                                                   $2,690              $3,248            $6,956            $8,558
                                                          =============       =============      ============      ============
Weighted average shares outstanding:
    Common Stock                                                  6,897               6,936             6,895             6,922
    Common Stock equivalents based upon the
         treasury stock method                                       57                 154                75               113
                                                          -------------       -------------      ------------      ------------
Total(2)                                                          6,954               7,090             6,970             7,035
                                                          =============       =============      ============      ============
Net income per share (1)/(2)                                      $0.39               $0.46             $1.00             $1.22
                                                          =============       =============      ============      ============
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